                                                                   EXHIBIT 99.05


                                          February 10, 1999



Heidrick & Struggles International, Inc.
233 South Wacker Drive, Suite 4200
Chicago, Illinois 60606-6303

Ladies and Gentlemen:

          I hereby consent to the references to my becoming a director of Heidrick & Struggles International, Inc. ("H&S") in the Registration Statement on Forms S-1 and S-4 of H&S, to be filed with Securities and Exchange Commission.

                                               Sincerely yours,



                                               /s/ John Viney
                                               --------------------
                                               Dr. John C. Viney